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                                                                   EXHIBIT 23.4
                                        CONSENT OF WHYTE HIRSCHBOECK DUDEK S.C.



                                August 5, 1998



Aqua-Chem, Inc.
7800 North 113th Street
Milwaukee, WI  53201

      Re:   Form S-4 Registration Statement for
            Aqua-Chem, Inc.
            $125,000,000 11-1/4% Senior Notes Due 2008


Gentlemen:

      We consent to the reference to this firm under the caption "LEGAL MATTERS" in the Prospectus which forms a part of the Registration Statement.

                                            Very truly yours,


                                            WHYTE HIRSCHBOECK DUDEK S.C.


                                      By:   /s/ Andrew J. Guzikowski
                                            ----------------------------
                                            Andrew J. Guzikowski